Exhibit 99.1

TICC PROVIDES UPDATE ON LOAN ROTATION STRATEGY DURING THE SECOND QUARTER OF 2016

GREENWICH, CT – July 19, 2016 – TICC Capital Corp. (NASDAQ: TICC) (“TICC” or the “Company”) today announced that during the quarter ended June 30, 2016 it exited (through sales and repayments, excluding amortization payments) $59.1 million of 1st and 2nd Lien syndicated corporate loans at an average price of 100.2% of the par value of such loans and an estimated weighted average yield at exit price of 6.89%(1). This was consistent with the Company’s ongoing strategy of rotating its corporate loan portfolio into higher-yielding, less liquid loans that it will hold on a less-levered basis. Also during the same quarter, TICC purchased $36.0 million of 1st and 2nd Lien corporate loans at an average price of 92.6% of the par value of such loans and an estimated weighted average yield at purchase price of 11.60%(1).

That portfolio rotation resulted in a weighted average yield increase of approximately 4.7% on the $36.0 million of reinvested capital.  Since the end of the second quarter, TICC has deployed additional capital and continues to believe that its rotation strategy presents the Company with an attractive risk-adjusted opportunity in the current market environment.

(1) The weighted average yield is calculated based on the exit/purchase price of the investments and the interest expected to be received using the stated rate of interest on the date of exit/purchase assuming a 5-year exit (which is based on the Company’s historical investment assumptions) or to maturity, whichever is sooner.

About TICC Capital Corp.
TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It
TICC has filed a definitive proxy statement on Schedule 14A and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for TICC’s 2016 annual stockholder meeting (the “Annual Meeting”).  The Company has distributed the definitive proxy statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. TICC STOCKHOLDERS ARE URGED TO READ THE COMPANY’S PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT TICC AND THE ANNUAL MEETING. These documents, including any proxy statement (and amendments and supplements thereto) and other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at TICC’s investor relations website (http://ir.ticc.com), or by writing to TICC at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the Annual Meeting. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on July 12, 2016 (the “Schedule 14A”). To the extent holdings of such participants in TICC securities have changed since the amounts described in the Schedule 14A, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

TICC Contacts

Media:
Brandy Bergman/Robert Rendine/Emily Deissler

Sard Verbinnen & Co

212-687-8080

Stockholders:

Alliance Advisors, LLC

855-601-2247